HCI VIOCARE

NOTICE OF STOCK AWARD

MIKULAS DYLOWICZ, you have been granted a stock award of the Common Stock (the “Common Stock”) of HCI Viocare as follows:

Grant number:	0004
Date of Grant:	March 22, 2016
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	50,000 COMMON SHARES IN ONE INSTALLMENT
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule:

Stock Award is fully vested on date of grant